EX 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 No. 333-223715) of WillScot Mobile Mini Holdings Corp.,

(2)    Registration Statement (Form S-3 No. 333-227480) of WillScot Mobile Mini Holdings Corp.,

(3)    Registration Statement (Form S-3 No. 333-229339) of WillScot Mobile Mini Holdings Corp., and

(4)    Registration Statement (Form S-8 No. 333-239626) pertaining to the Employees' Savings Plan of WillScot
    Mobile Mini Holdings Corp.;

of our reports dated February 26, 2021, except for the impact of the matter discussed in Note 1 - Restatement of Previously Reported Financial Statements, as to which the date is May 10, 2021, with respect to the consolidated financial statements of WillScot Mobile Mini Holdings Corp. and our report dated February 26, 2021 except for the effect of the material weakness described in the second paragraph therein, as to which the date is May 10, 2021, with respect to the effectiveness of internal control over financial reporting of WillScot Mobile Mini Holdings Corp. included in this Annual Report (Form 10-K/A) of WillScot Mobile Mini Holdings Corp. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Baltimore, Maryland
May 10, 2021